Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF

VALERITAS HOLDINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Valeritas Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Mark Conley, Vice President, Corporate Controller and Treasurer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2016	/s/ Mark Conley
Mark Conley
Vice President, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)